EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 of Eagle Wireless International, Inc. for the registration of 35,186,944 shares of its common stock and to the incorporation by reference therein of our report dated November 26, 2000 with respect to the financial statements of Eagle Wireless International, Inc. included in its Annual Report Form 10-KSB for the year ended August 31, 2000, filed with the Securities and Exchange Commission.


   McManus & Co., P.C.
   Certified Public Accountants
   Rockaway, New Jersey

   December 22, 2000